      As filed with the Securities and Exchange Commission on April 5, 2002 Registration No. 333-____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                          Velocity Express Corporation
             (Exact Name of Registrant as Specified in Its Charter)

           Delaware                                              87-0355929
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

                              Four Paramount Plaza
                          7803 Glenroy Road, Suite 200
                          Bloomington, Minnesota 55439
          (Address, including Zip Code, of Principal Executive Offices)

                             ----------------------

                             1995 STOCK OPTION PLAN
                         1996 DIRECTOR STOCK OPTION PLAN
                             2000 STOCK OPTION PLAN
              1999/2000/2001 NON-QUALIFIED STOCK OPTION AGREEMENTS
                            (Full Title of the Plans)

                             ----------------------

JEFFRY J. PARELL                                              Copies to:
President and Chief Executive Officer                    KAREN A. DEWIS, ESQ.
Velocity Express Corporation                             McDermott, Will & Emery
7803 Glenroy Road, Suite 200                             600 13th Street, N.W.
Bloomington Minnesota 55439                              Washington, D.C. 20005
(612) 492-2400                                           (202) 756-8000
(Name, address, including zip code,
and telephone number, including
area code, of Agent for Service)

                                             CALCULATION OF REGISTRATION FEE
=============================================== ================  ================  ================  ================
                                                                      Proposed         Proposed            Amount
                                                   Amount To          Maximum           Maximum              of
Title of Each Class of Securities                      Be          Offering Price      Aggregate        Registration
To Be Registered                                 Registered (1)       Per Share      Offering Price          Fee
=============================================== ================  ================  ================  ================
1995 Stock Option Plan
  Common stock (par value $0.004 per share)...  1,950,000 shares         (2)               (2)              (2)
1996 Director Stock Option Plan
  Common stock (par value $0.004 per share)...    210,000 shares         (2)               (2)              (2)
  Common stock (par value $0.004 per share)...    390,000 shares      $1.80 (3)         $702,000          $64.58
2000 Stock Option Plan
  Common stock (par value $0.004 per share)...  3,000,000 shares         (4)               (4)              (4)
  Common stock (par value $0.004 per share)...  6,000,000 shares      $1.80 (3)        $10,800,000        $993.60
1999/2000/2001 Non-Qualified Stock Option
Agreements
  Common stock (par value $0.004 per share)...     75,000 shares       $4.950           $371,250          $34.16
  Common stock (par value $0.004 per share)...    250,000 shares       $10.875         $2,718,750         $250.13
  Common stock (par value $0.004 per share)...    250,000 shares       $3.531           $882,750          $81.21
  Common stock (par value $0.004 per share)...    225,000 shares       $3.955           $889,875          $81.87
  Common stock (par value $0.004 per share)...     12,000 shares        $1.25           $15,000            $1.38
=============================================== ================  ================  ================  ================

(1)This registration statement also covers any additional shares of common stock which become issuable under the Company's 1995 Stock Option Plan, 1996 Director Stock Option Plan, 2000 Stock Option Plan and non-qualified stock option agreements by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of common stock.

(2)Registration fee previously paid in connection with the filing of the Company's Form S-8 Registration Statements filed with the Securities and Exchange Commission on June 19, 1996 (Registration No. 333-06269) and February 11, 2000 (Registration No. 333-30228).

(3)Estimated solely for the purpose of calculating the registration fee under Rule 457(h) of the Securities Act and based upon the average of the high and low sale prices for such stock on April 2, 2002, as reported by The Nasdaq SmallCap Market.

(4)Registration fee previously paid in connection with the filing of the Company's Form S-8 Registration Statement filed with the Securities and Exchange Commission on June 27, 2000 (Registration No. 333-40230).

   Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended, the prospectus included in this Registration Statement also relates to securities registered and remaining unissued under Registration Statement Nos. 333-06269, 333-30228 and 333-40230 previously filed by the Registrant (f/k/a United Shipping & Technology, Inc.). This Registration Statement also constitutes post-effective amendment no. 1 to Registration Statement Nos. 333-06269, 333-30228 and 333-40230.
================================================================================

EXPLANATORY NOTE
----------------

         Velocity Express Corporation, a Delaware corporation (the "Company"), successor to United Shipping & Technology, Inc., a Utah corporation (the "Utah Company"), has filed this registration statement to register the following shares of the Company's Common Stock, $.004 par value (the "Common Stock"):

         o 1,950,000 shares of the Common Stock issuable pursuant to the Company's 1995 Stock Option Plan (the "1995 Plan");

         o 600,000 shares of Common Stock issuable pursuant to the Company's 1996 Director Stock Option Plan (the "1996 Director Plan");

         o 9,000,000 shares of Common Stock issuable pursuant to the Company's 2000 Stock Option Plan (the "2000 Plan"); and

         o 812,000 shares of Common Stock issuable pursuant to certain non-qualified stock option agreements issued between November 5, 1999 and October 29, 2001 (the "Non-qualified Stock Options").

         1,950,000 shares of Common Stock issuable under the 1995 Plan and 210,000 shares of Common Stock issuable under the 1996 Director Plan were previously registered pursuant to the Utah Company's Form S-8 Registration Statements filed with the Securities and Exchange Commission on June 19, 1996 (Registration No. 333-06269) and February 11, 2000 (Registration No. 333-30228). 3,000,000 shares of Common Stock issuable under the 2000 Plan were previously registered pursuant to the Utah Company's Form S-8 Registration Statement filed with the Securities and Exchange Commission on June 27, 2000 (Registration No. 333-40230).

         This registration statement is being filed pursuant to Rules 414 and 429, each promulgated under the Securities Act of 1933, as amended, by the Company as the successor to the Utah Company. This registration statement also constitutes Post-Effective Amendment No. 1 to registration statements filed with the Securities and Exchange Commission June 19, 1996 (Registration No. 333-06269), February 11, 2000 (Registration No. 333-30228) and June 27, 2000
(Registration No. 333-40230).

         The post-effective amendment is being filed as the result of a re-incorporation merger that became effective on January 4, 2002. The re-incorporation was effected by a merger of the Utah Company into the Company, which, prior to effecting the merger, was the wholly-owned subsidiary of the Utah Company.

         In connection with the re-incorporation, all of the outstanding securities of the Utah Company were converted into like securities without any action by the holders thereof. As part of the plan of merger adopted by the Utah Company and the Company, upon the effective date of the merger, the Company assumed the Utah Company's 1995 Plan, 1996 Directors Plan, the 2000 Plan and the Non-Qualified Stock Options (together, the "Employee Plans and Agreements"). Thereafter, the Company's securities are issuable under the Employee Plans and Agreements in lieu of securities of the Utah Company.

         The re-incorporation and the assumption of the Employee Plans and Agreements by the Company were approved by the stockholders of the Utah Company at a special meeting of stockholders held on December 18, 2001 for which proxies were solicited pursuant to Section 14(a) of the Securities and Exchange Act of 1934, as amended, and by unanimous written consent of the sole stockholder of the Company dated December 6, 2001.

         Pursuant to Rule 414(d), the Company hereby expressly adopts as its own the Utah Company's Form S-8 Registration Statements dated June 19, 1996 (Registration No. 333-06269), February 11, 2000 (Registration No. 333-30228) and June 27, 2000 (Registration No. 333-40230), and such registration statements are hereby incorporated by reference in this registration statement.

REGISTRATION OF ADDITIONAL SECURITIES
-------------------------------------

         The Company has filed this registration statement to register various securities pursuant to General Instruction E to the Form S-8 Registration Statement under the Securities Act of 1933, as amended. The Company's shareholders approved the issuance of up to an additional 390,000 shares of Common Stock under the 1996 Director Plan on January 19, 2001, which are being registered on this registration statement. Pursuant to the terms of the 2000 Plan, the lesser of 3.5% of the outstanding shares of stock on such date or an additional 500,000 shares of Common Stock automatically become available for issuance under the 2000 Plan on January 1 each year. This registration statement registers an additional 500,000 shares of Common Stock that became available for issuance under the 2000 Plan on January 1, 2001, and an additional 500,000 shares of Common Stock that became available for issuance under the 2000 Plan on January 1, 2002. In addition, the Company's shareholders approved the issuance of up to an additional 5,000,000 shares of Common Stock under the 2000 Plan on December 18, 2001, which are being registered on this registration statement. This registration statement also registers 75,000 shares of Common Stock issuable upon exercise of a non-qualified stock option granted to an employee, dated November 5, 1999, with an exercise price of $4.95 per share; 250,000 shares of Common Stock issuable upon exercise of a non-qualified stock option granted to an employee, dated June 2, 2000, with an exercise price of $10.875 per share; 250,000 shares of Common Stock issuable upon exercise of a non-qualified stock option granted to an employee, dated October 16, 2000, with an exercise price of $3.351 per share; 125,000 shares of Common Stock issuable upon exercise of a non-qualified stock option granted to an employee, dated November 17, 2000, with an exercise price of $3.955 per share; 100,000 shares of Common Stock issuable upon exercise of a non-qualified stock option granted to an employee, dated November 17, 2000, with an exercise price of $3.955 per share; and 12,000 shares of Common Stock issuable upon exercise of a non-qualified stock option granted to an employee, dated October 29, 2001, with an exercise price of $1.25 per share.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information. *

Item 2. Registrant Information and Employee Plan Annual Information. *

*Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Introductory Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to documents we file with the SEC. The information incorporated by reference is considered to be part of this registration statement. Information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the shares covered by this registration statement have been sold or deregistered:

         o Annual Report on Form 10-KSB for the year ended June 30, 2001, and as amended on October 29, 2001;

         o Quarterly Reports on Form 10-Q for the quarters ended September 29, 2001 and December 29, 2001;

         o Description of Common Stock in our Registration Statement on Form SB-2 (File No. 333-01652C) filed on May 29, 1996 (as amended);

         o Current Reports on Form 8-K filed July 16, 2001, July 26, 2001, July 30, 2001, August 14, 2001, August 29, 2001,
                  December 14, 2001 and January 9, 2002; and

         o Definitive Schedules 14A (Proxy Statements) filed on August 7, 2001, November 27, 2001 and February 19, 2002.

Item 4. Description of Securities.

         Not applicable.

Item 5. Interests of Named Experts and Counsel.

         Not applicable.

Item 6. Indemnification of Directors and Officers.

         The Company's Bylaws and the Delaware Corporation Law provide for indemnification of directors and officers against certain liabilities. Officers and directors of the Company are indemnified generally against expenses actually and reasonably incurred in connection with proceedings, whether civil or criminal, provided that it is determined that they acted in good faith, were not found guilty, and, in any criminal matter, had reasonable cause to believe that their conduct was unlawful.

         Article IX of the Company's Amended and Restated Certificate of Incorporation further provides that a director of the Company shall not be personally liable for monetary damages to the Company or its stockholders for breach of any fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the unlawful payments of dividends or stock redemption by the Company or (iv) for any transaction from which the director derives an improper personal benefit.

Item 7. Exemption From Registration Claimed.

         Not applicable.

Item 8. Exhibits.

         See "Exhibit Index."

Item 9. Undertakings.

         The small business issuer hereby undertakes to:

                  (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                           (i) Include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) Reflect in the prospectus any facts or events
                  which, individually or together, represent a fundamental change in the information in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (iii) Include any additional or changed material
                  information on the plan of distribution.

                  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota, on the 5th day of April, 2002.

                                       Velocity Express Corporation

                                       By /s/ Jeffry J. Parell
                                          --------------------------------------
                                          Jeffry J. Parell
                                          President and Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Jeffry J. Parell and Wesley C. Fredenburg, each or either of them, such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as such person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.


               Signature                                       Title                           Date
               ---------                                       -----                           ----
/s/ Jeffry J. Parell                      President, Chief Executive Officer and            April 5, 2002
-------------------------------------     Director  (Principal Executive Officer)
            Jeffry J. Parell

/s/ Mark E. Ties                          Chief Financial Officer (Principal Financial      April 5, 2002
-------------------------------------     Officer and Principal Accounting Officer)
              Mark E. Ties

/s/ Vincent A. Wasik                      Director and Chairman of the Board                April 5, 2002
-------------------------------------
            Vincent A. Wasik

/s/ Alex Paluch                           Director                                          April 5, 2002
-------------------------------------
              Alex Paluch

/s/ Timothy G. Becker                     Director                                          April 5, 2002
-------------------------------------
           Timothy G. Becker

/s/ James G. Brown                        Director                                          April 5, 2002
-------------------------------------
             James G. Brown

/s/ Douglas Hsieh                         Director                                          April 5, 2002
-------------------------------------
             Douglas Hsieh

/s/ William S. Cohen                      Director                                          April 5, 2002
-------------------------------------
            William S. Cohen

/s/ Jack Kemp                             Director                                          April 5, 2002
-------------------------------------
               Jack Kemp

                                  EXHIBIT INDEX


Exhibit
Number            Description
-------           -----------

4.1               Amended and Restated Certificate of
                  Incorporation of the Registrant (incorporated by reference to our Definitive Schedule 14A (Proxy Statement) filed February 19, 2002).

4.2 Bylaws of the Registrant (incorporated by reference to our Current Report on Form 8-K filed January 9, 2002).

4.3               Specimen Common Stock certificate.

5                 Opinion of McDermott, Will & Emery.

23.1              Consent of McDermott, Will & Emery (included in Exhibit 5).

23.2              Consent of Ernst & Young LLP.

23.3              Consent of Lurie Besikof Lapidus & Company, LLP

24                Powers of Attorney (included on Signature Page).